PRESS RELEASE
        For Immediate Release

Date:                    April 17, 2007
Contact:      Bruce W. Teeters, Sr. Vice President
Phone:   (386) 274-2202
Facsimile:          (386) 274-1223

CONSOLIDATED TOMOKA ANNOUNCES FIRST QUARTER EARNINGS
DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX-CTO) today reported a net loss of $583,812 or $.10 basic loss per share and earnings before depreciation, amortization and deferred taxes (EBDDT) of $333,210 or $.06 per basic earnings share for the quarter ended March 31, 2007. The comparable numbers for the first quarter of 2006 were net income of $2,128,432 or $.37 basic earnings per share and EBDDT of $3,818,589 or $.67 per basic earnings share.
EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understand the Company’s operating results.
William H. McMunn, president and chief executive officer, stated, “First quarter operating results reflect the timing of real estate sales closing activity and reduced golf operations profitability. Also, impacting first quarter profitability were higher general and administrative expenses, including significantly higher stock option charges and increased professional fees. New contract activity and current backlog of contracts scheduled to close later in 2007 continue to reflect a healthy commercial real estate market despite the continuing weak residential housing market.”
Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in converting Company owned agricultural lands into a portfolio of income properties strategically located throughout the Southeast, and development, management, and sale of targeted real estate properties. Visit our website at www.ctlc.com
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EARNINGS NEWS RELEASE

QUARTER ENDED
	MARCH 31,	MARCH 31,
	2007	2006 (1)

REVENUES	$8,589,011	$8,388,718

NET INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS AND	(583,812)	2,352,503
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

DISCONTINUED OPERATIONS (NET OF INCOME TAX)	--	(7,978)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
(NET OF INCOME TAX)	--	(216,093)	(2)

NET INCOME (LOSS)	($583,812)	$2,128,432

BASIC EARNINGS PER SHARE:

NET INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS AND
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	($0.10)	$0.41

DISCONTINUED OPERATIONS (NET OF INCOME TAX)	--	--

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
(NET OF INCOME TAX)	--	(0.04)	(2)

NET INCOME (LOSS)	($0.10)	$0.37

DILUTED EARNINGS PER SHARE:

NET INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS AND
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	($0.10)	$0.41

DISCONTINUED OPERATIONS (NET OF INCOME TAX)	--	--

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
(NET OF INCOME TAX)	--	($0.04)	(2)

NET INCOME (LOSS)	($0.10)	$0.37

     (1)  THE FIRST QUARTER OF 2006 HAS BEEN ADJUSTED TO REFLECT THE QUARTERLY IMPACT OF THE SAB 108 ADJUSTMENT MADE IN
                      THE  FOURTH QUARTER OF 2006. THE ADJUSTMENT WAS CONSIDERED IMMATERIAL FOR EACH OF THE QUARTERS  OF
                      2006.

       (2)  THE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE REPRESENTS THE CHANGE IN ACCOUNTING FOR STOCK
              OPTIONS  WITH THE ADOPTION OF FINANCIAL  ACCOUNTING STANDARDS STATEMENT NO. 123 (REVISED 2004).

RECONCILIATION OF NET INCOME (LOSS) TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

	QUARTER ENDED

	MARCH 31,	MARCH 31,
	2007	2006 (1)
NET INCOME (LOSS)	($583,812)	$2,128,432

ADD BACK:

DEPRECIATION & AMORTIZATION	609,793	510,947

DEFERRED TAXES	307,229	1,179,210

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$333,210	$3,818,589

BASIC & DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	5,704,068	5,670,400

BASIC & DILUTED EBDDT PER SHARE	$0.06	$0.67

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF
OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH
AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO
CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES
RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN
UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND DEFERRED INCOME TAXES
TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

    (1)  THE FIRST QUARTER OF 2006 HAS BEEN ADJUSTED TO REFLECT THE QUARTERLY IMPACT OF THE SAB 108 ADJUSTMENT MADE IN
                   THE  FOURTH QUARTER OF 2006. THE ADJUSTMENT WAS CONSIDERED IMMATERIAL FOR EACH OF THE QUARTERS  OF
                   2006.

CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2007	2006
ASSETS	$	$
Cash	829,136	738,264
Restricted Cash	1,918,927	1,185,962
Investment Securities	12,286,113	11,780,205
Notes Receivable	700,000	700,000
Refundable Income Taxes	1,011,626	--
Land and Development Costs	14,436,276	15,058,340
Intangible Assets	5,007,160	5,103,649
Other Assets	5,248,059	5,569,605
	41,437,297	40,136,025

Property, Plant & Equipment:
Land, Timber and Subsurface Interests	3,431,213	3,012,623
Golf Buildings, Improvements & Equipment	11,471,043	11,442,492
Income Properties Land, Buildings & Improvements	104,819,695	104,819,695
Other Building, Equipment and Land Improvements	2,676,170	2,584,467
Total Property, Plant and Equipment	122,398,121	121,859,277
Less, Accumulated Depreciation and Amortization	(8,716,945)	(8,221,138)
Net - Property, Plant and Equipment	113,681,176	113,638,139

TOTAL ASSETS	155,118,473	153,774,164

LIABILITIES
Accounts Payable	588,536	167,378
Accrued Liabilities	7,979,547	7,749,121
Accrued Stock Based Compensation	5,613,190	5,743,773
Deferred Profit	427,628	563,467
Deferred Income Taxes	29,798,816	29,491,587
Notes Payable	6,999,764	7,061,531

TOTAL LIABILITIES	51,407,481	50,776,857

SHAREHOLDERS' EQUITY
Common Stock	5,715,885	5,693,007
Additional Paid in Capital	4,428,362	2,630,748
Retained Earnings	94,553,987	95,650,170
Accumulated Other Comprehensive Loss	(987,242)	(976,618)

TOTAL SHAREHOLDERS' EQUITY	103,710,992	102,997,307

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	155,118,473	153,774,164

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“Safe Harbor”

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2007, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s first quarter financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended March 31, 2007. The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process. The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

This release refers to certain non-GAAP financial measures. As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release. Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.